Report of Independent Registered
Public Accounting Firm


To the Board of Trustees of Northern
Lights Fund Trust
and the Shareholders of Grant Park
Managed Futures Strategy Fund, Grant
Park Multi Alternative Strategies Fund,
Grant Park Absolute Return Fund, and
Grant Park Fixed Income Fund


In planning and performing our audit of
the financial statements of Grant Park
Managed Futures Strategy Fund, Grant
Park Multi Alternative Strategies Fund,
Grant Park Absolute Return Fund, and
Grant Park Fixed Income Fund
(collectively, the Funds), each a series of the Northern Lights Fund Trust, as of and for the year / periods ended
September 30, 2015, in accordance with
the standards of the Public Company
Accounting Oversight Board (United
States), we considered the Funds'
internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting.
Accordingly, we express no such
opinion.

The management of the Funds are
responsible for establishing and
maintaining effective internal control
over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (GAAP). A fund's internal control over financial reporting includes those policies and procedures that (a) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (b) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and directors of the fund; and (c) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the
design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily identify all deficiencies in internal control that might be material weaknesses under standards established by the
Public Company Accounting Oversight
Board (United States). However, we
noted no deficiencies in the Fund's
internal control over financial reporting and its operation, including controls over safeguarding of securities that we consider to be a material weakness as defined above as of September 30, 2015.


This report is intended solely for the
information and use of management and
the Board of Trustees of the Funds and
the Securities and Exchange
Commission and is not intended to be
and should not be used by anyone other
than these specified parties.

/s/ RSM US LLP

Denver, Colorado
November 30, 2015